Exhibit T3F

CROSS-REFERENCE TABLE

TIA Section	Indenture
310
(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08; 7.10; 12.02
(c)	N.A.
311
(a)	7.11
(b)	7.11
(c)	N.A.
312
(a)	2.06
(b)	12.03
(c)	12.03
313
(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314
(a)	4.02; 4.04; 12.02
(b)	11.06
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	11.01; 11.07; 11.08
(e)	12.05
(f)	N.A.
315
(a)	7.01(b)
(b)	7.05; 12.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.12
316
(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.08
(c)	8.04
317

TIA Section	Indenture
(a)(1)	6.09
(a)(2)	6.10
(b)	2.05; 7.12
318
(a)	12.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture